Exhibit 1.1

PACKAGING CORPORATION OF AMERICA

$150,000,000
6.50% SENIOR NOTES DUE 2018

UNDERWRITING AGREEMENT

March 19, 2008

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

As Representatives of the

    Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

Packaging Corporation of America, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) $150,000,000 aggregate principal amount of its 6.50% Senior Notes due 2018 (the “Notes”).  The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Notes are to be issued under the Indenture, dated as of July 21, 2003 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Notes set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)           An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-149510) in respect of the Notes, including a prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder.  The Company and the transactions contemplated by this Agreement meet the eligibility requirements of, and comply with the conditions for the use of, Form S-3 under the Act.  Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, is herein referred to as the “Registration Statement” and became effective under the Act upon filing with the Commission.  No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  As used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement relating to the Notes first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof.  The Base Prospectus, as supplemented by any preliminary prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, to any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Notes by the Underwriters.

(b)           As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13.  As used in this Agreement:

“Applicable Time” means 12:30 p.m. (New York time) on the date of this Agreement.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement (including any preliminary prospectus supplement) deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)           The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  The outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another of its subsidiaries free and clear of all liens, encumbrances and equities and claims.

(d)           The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (and any similar section or information contained in the General Disclosure Package).

(e)           The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission, conformed, or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.  The Registration Statement, as of its effective date, and any amendment thereto, as of its effective date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the date of the Prospectus, as of the date of any amendments and supplements thereto and as of the Closing Date, the Prospectus and any such amendments or supplements did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act.

(f)            Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(g)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) and 4(c) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(h)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(i)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(j)            Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and each of its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(k)           There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would either (i) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)            The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(m)          Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(n)           Neither the Company nor any of its subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, except solely with respect to this clause (ii), for any such violation or default that would not reasonably be expected to have a Material Adverse Effect.  The execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party, (y) the certificate of incorporation or by-laws of the Company or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, solely with respect to clauses (x) and (z), for any such conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           This Agreement has been duly authorized, executed and delivered by the Company.

(p)           The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes.  The Notes, when issued, will be in the form contemplated by the Indenture.  The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(q)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act of 1939.  The Indenture has been duly and validly authorized by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(r)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(s)            The Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, registrations and permits issued by appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations, approvals, licenses, registrations or permits would not have a Material Adverse Effect.

(t)            The Company is not, and after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(u)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2007, the Company’s internal control over financial reporting was effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v)           The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(w)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and as of December 31, 2007 such disclosure controls and procedures were effective.

(y)           The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the General Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(z)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb)         No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to have a Material Adverse Effect.

2.                                      Purchase, Sale and Delivery of the Notes.

(a)           On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase the Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 99.309% of their principal amount.  One or more global certificates in book-entry form for the Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (immediately available funds), to such account or accounts as the Company shall specify prior to the Closing Date. Delivery of the Notes shall be made through the facilities of the Depository Trust Company, or by such means as the parties hereto shall agree prior to the Closing Date.  Such delivery of and payment for the Notes shall be made at the offices of Sidley Austin LLP, 787 Seventh Ave, New York, New York, 10019 at 10:00 A.M., New York time, on March 25, 2008, or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”  The Company will make such global certificate or certificates for the Notes available for checking and packaging by the Underwriters at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

3.                                      Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so.  The Notes are to be initially offered to the public at the initial public offering price set forth in the General Disclosure Package and the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.                                      Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a)           The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C under the Act, (B) not, prior to the completion of the distribution of the Notes by the Underwriters, file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the completion of the distribution of the Notes by the Underwriters.

(b)           The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)           The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d)           The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the General Disclosure Package, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e)           If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(f)            The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g)           The Company will cooperate with the Representatives in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Notes.

(h)           The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer (the “Prospectus Delivery Period”), as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, four photocopies of the signed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(i)            The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus.  If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(j)            If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time the General Disclosure Package is being used, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when it is so used, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(k)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(l)            During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

5.                                      Certain Agreements of the Underwriters.

(a)           Each Underwriter hereby represents and agrees that:

(i)            It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission or is not required to be retained by the Company pursuant to Rule 163 or Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 4(b) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(ii)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus Supplement to the public in that Relevant Member State other than:

(A)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)          to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead Underwriters; or

(D)          in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.  For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b)           Each Underwriter advises the Company that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

6.                                      Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, Statutory Prospectus, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Indenture, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes; any fees payable in connection with the rating of the Notes; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation in Section 1(b); the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under state securities or Blue Sky laws; and the fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

7.                                      Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

(b)           The Representatives shall have received on the Closing Date the opinion of Mayer Brown LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters, to the effect set forth in Exhibit A hereto.

(c)           The Representatives shall have received on the Closing Date the opinion of Kent A. Pflederer, General Counsel of the Company, dated the Closing Date, addressed to the Underwriters, to the effect set forth in Exhibit B hereto.

(d)           The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, an opinion dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e)           The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            The Representatives shall have received on the Closing Date a certificate or certificates of officers of the Company satisfactory to the Representatives to the effect that:

(i)            The representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date;

(ii)           The Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement on or before the Closing Date;

(iii)          No stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(iv)          All filings required to have been made pursuant to Rule 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules; and

(v)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)           The Representatives shall have been furnished with such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h)           Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Sidley Austin LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

8.                                      Indemnification.

(a)           The Company agrees:

(1)           to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13; and

(2)           to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the opinion of counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)            Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                      Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such principal amounts as may be agreed upon, and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective principal amounts of the Notes which they are obligated to purchase hereunder, to purchase the Notes which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregated principal amount of the Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 6 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention:  Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  General Counsel; if to the Company, to the address set forth in the Registration Statement.

11.                                 Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred:  (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities generally on any such Exchange, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act) or (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority; or (b) as provided in Sections 7 and 9 of this Agreement.

12.                                 Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 Information Provided by Underwriters.

The Company  and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the names of the Underwriters on the cover of, and in the first paragraph under the caption “Underwriting”, in the Prospectus and (ii) the information set forth in the first sentence and second sentence of the third paragraph (pg S-29), the sixth paragraph (pg S-29), the third sentence of the seventh paragraph (pg S-29), the eighth paragraph (pg S-29) and the ninth paragraph (pg S-30) under the caption “Underwriting” in the Prospectus.

14.                                 No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                                 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.                                 Survival Clause.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Notes under this Agreement.

17.                                 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PACKAGING CORPORATION OF AMERICA

By	/s/ RICHARD B. WEST

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written.

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.

As Representatives of the several

Underwriters listed on Schedule I

By:  Deutsche Bank Securities Inc.

By	/s/ MARC FRATEPIETRO
Authorized Officer

By	/s/ DAVID GREENBAUM
Authorized Officer

By: J.P. Morgan Securities Inc.

By	/s/ MARIA SRAMEK
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased

Deutsche Bank Securities Inc.	$60,000,000
J.P. Morgan Securities Inc.	$60,000,000
Banc of America Securities LLC	$5,000,000
BMO Capital Markets Corp.	$5,000,000
NatCity Investments, Inc.	$5,000,000
Wachovia Capital Markets, LLC	$5,000,000
Wedbush Morgan Securities Inc.	$5,000,000
The Williams Capital Group, L.P.	$5,000,000
Total	$150,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

Term Sheet, dated March 19, 2008 (attached hereto)

Filed pursuant to Rule 433
Dated March 19, 2008

Relating to
Preliminary Prospectus Supplement dated March 19, 2008 to
Prospectus dated March 19, 2008
Registration Statement No. 333-149510

Packaging Corporation of America

6.50% Senior Notes Due 2018

Issuer:	Packaging Corporation of America
Securities Offered:	$150,000,000 aggregate principal amount of 6.50% Senior Notes Due 2018 (the “Notes”)
Maturity Date:	March 15, 2018
Interest Rate:	6.50% per year
Interest Payment Dates:	Semi-annually on September 15 and March 15 of each year, beginning on September 15, 2008
Interest Rate Adjustment:

As further described in the above-referenced Preliminary Prospectus Supplement, the interest rate payable on the Notes will be subject to adjustments from time to time if either of Moody’s Investors Service Inc. and its successors or Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., and its successors, or any substitute rating agency, downgrades (or subsequently upgrades) the debt rating assigned to the Notes.

Optional Redemption:	Treasury Rate spread: plus 50 basis points
Change of Control Triggering Event:

As further described in the above-referenced Preliminary Prospectus Supplement, if a Change of Control Triggering Event occurs, unless the Issuer has previously exercised its right to redeem the Notes, the Issuer will make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

Trade Date:	March 19, 2008
Original Issue Date (Settlement Date):	March 25, 2008
Public Offering Price:	99.959% per Note ($149,938,500 total)
Benchmark Treasury:	3.50% due February 15, 2018
Benchmark Treasury Yield:	3.406%
Spread to Benchmark Treasury:	3.10%
Yield:	6.506%
CUSIP:	695156 AN9
ISIN:	US695156AN93
Joint Bookrunning Managers:	Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.
Co-Managers:	Banc of America Securities LLC, BMO Capital Markets Corp., NatCity Investments, Inc., Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc. and The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or (ii) J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Preliminary Prospectus Supplement dated March 19, 2008 to Prospectus dated March 19, 2008

EXHIBIT A

Mayer Brown LLP Opinion

March 25, 2008

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

As Representatives of the

    Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Re:          Packaging Corporation of America

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 7(b) of the Underwriting Agreement, dated March 19, 2008 (the “Underwriting Agreement”), by and among Packaging Corporation of America, a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), relating to the purchase by the Underwriters from the Company of $150,000,000 aggregate principal amount of its 6.50% Senior Notes due 2018 (the “Notes”).  Terms used but not defined herein shall have the meanings as are given to such terms in the Underwriting Agreement.

We have acted as special counsel to the Company in connection with the above transaction.  In that connection we have examined such documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion, including the Transaction Documents.  “Transaction Documents” means the Underwriting Agreement, the Indenture and the Notes.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  As to parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto, other than the Company, in accordance with their respective terms.

As to facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, we are of the opinion that:

1.             The Company is existing as a corporation in good standing under the General Corporation Law of the State of Delaware.

2.             The Company has been duly incorporated under the General Corporation Law of the State of Delaware, with the corporate power to own or lease its property and to conduct its business as described in the General Disclosure Package and the Prospectus.

3.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.             The Notes have been duly authorized, executed and delivered by the Company and, assuming payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute “Securities” under the terms of the Indenture, will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.             The Indenture is a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Section 309(a) of the Trust Indenture Act provides that the Indenture shall be deemed to have been qualified under the Trust Indenture Act when the Registration Statement became effective under the Act.

6.             The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes, and the Company’s performance of its agreements contained therein, did not and will not (i) violate its certificate of incorporation or bylaws, (ii) constitute a violation by the Company of any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Prospectus (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company may be subject as a result of the Underwriters’ legal or regulatory status or the involvement of the Underwriters in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Act, the Exchange Act or the Trust Indenture Act) or (iii)

breach, or result in a default under, any existing obligation of the Company under any contract identified on Schedule I hereto (the “Other Specified Agreements”), except (in the case of clause (ii) and (iii) above) for any such violation, breach, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to perform its obligations under the Transaction Documents.  Our opinion in this paragraph does not address any impact the Company’s actions may have under any financial covenants or tests, any consequences a default by the Company under any of the Transaction Documents may have under any of the Other Specified Agreements or any cross-default provision in any of the other Other Specified Agreements.

7.             To our knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Notes to the Underwriters or the consummation of the other transactions contemplated by the Underwriting Agreement, except for the Registration Statement becoming effective under the Act.

8.             The statements in the General Disclosure Package and the Prospectus under the heading “Material U.S. Federal Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are correct in all material respects.

9.             The Company is not, and immediately after the sale of the Notes to the Underwriters and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.           The statements in the General Disclosure Package and the Prospectus under the headings “Description of the Notes” and “Description of Debt Securities,” insofar as such information purports to summarize certain provisions of the Indenture or the Notes, subject to the limitations contained in such information, is correct in all material respects.

Our opinion set forth in paragraph 1 above with respect to the existence and good standing of the Company is based solely upon a certificate of the Secretary of State of the State of Delaware delivered to you in connection with the closing of the transactions contemplated by the Underwriting Agreement.

We also advise you that, assuming the accuracy of the representations and warranties of the Company set forth in Section 1(h) and 1(i) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Act.

As indicated above, we examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Underwriters and their counsel at which times the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed.  However, except as specifically noted in paragraphs 8 and 10 above, we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the General Disclosure Package or making any representation that we have independently verified or checked the accuracy, completeness or fairness of such statements.  Also, we are expressing no view as to Statement of Eligibility on Form T-1 and the financial statements and related schedule or the other financial data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package or omitted therefrom.  Subject to the foregoing, we advise you that nothing came to our attention that caused us to believe that  (i) the Registration Statement, as of its most recent effective date with respect to the Underwriters pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time (which we assume to be prior to or at the time of the first sale of the Securities), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Prospectus, as of March 19, 2008 or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Registration Statement, as of the date of the Prospectus Supplement, and the Prospectus, as of its date, appeared on their face not to be appropriately responsive in all material respects to the requirements of Form S-3.

We have no knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

We have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

Our opinions expressed herein are limited solely to the federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

Except as stated above, the opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

This letter is solely for your benefit in your capacity as representatives of the several underwriters and is not to be used, quoted or otherwise relied upon by any other person (including any person that acquires the Notes from you) or by you for any other purpose, or filed or furnished to any governmental agency or any other person, without our prior written consent.

Very truly yours,

MAYER BROWN LLP

Schedule I

LIST OF OTHER SPECIFIED CONTRACTS

1.                       Contribution Agreement, dated as of January 25, 1999, among Pactiv Corporation (formerly known as Tenneco Packaging Inc.) (“Pactiv”), PCA Holdings LLC (“PCA Holdings”) and Packaging Corporation of America (“PCA”).

2.                       Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among Pactiv, PCA Holdings and PCA.

3.                       Five Year Credit Agreement, dated as of July 21, 2003, by and among PCA, the banks, financial institutions and other institutional lenders and the initial issuing banks party thereto, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Citicorp North America, Inc. and JPMorgan Chase Bank.

4.                       Credit and Security Agreement, dated as of November 29, 2000, among Packaging Receivables Company, LLC (“PRC”), Packaging Credit Company, LLC (“PCC”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), and Wachovia Bank, N.A. (“Wachovia”).

5.                       Receivables Sale Agreement, dated as of November 29, 2000, between PCC and PCA.

6.                       Purchase and Sale Agreement, dated as of November 29, 2000, between PCC and PRC.

7.                       Amendment No. 1 to Credit and Security Agreement, dated as of April 12, 2001, among PRC, PCC, Blue Ridge and Wachovia.

8.                       Second Amendment to Credit and Security Agreement, dated as of January 31, 2003, among PRC, PCC, Blue Ridge and Wachovia.

9.                       Third Amendment to Credit and Security Agreement, dated as of September 30, 2003, among PRC, PCC, Blue Ridge and Wachovia.

10.                 Registration Rights Agreement, dated as of April 12, 1999, by and among Pactiv, PCA Holdings and PCA.

11.                 Holding Company Support Agreement, dated as of April 12, 1999, by and between PCA Holdings and PCA.

12.                 Fourth Amendment to Credit and Security Agreement, dated as of October 10, 2003, among PRC, PCC, Blue Ridge and Wachovia.

13.                 Fifth Amendment to Credit and Security Agreement, dated as of October 8, 2004, among PRC, PCC, Blue Ridge and Wachovia.

14.                 Amendment to Credit and Security Agreement, dated as of October 6, 2006, among PRC, PCC, Variable Funding Capital Company LLC and Wachovia.

15.                 Amendment to Credit and Security Agreement, dated as of October 5, 2007, among PRC, PCC, Variable Funding Capital Company LLC and Wachovia.

16.                 Letter Agreement Regarding Terms of Employment, dated as of January 25, 1999, between PCA and Paul T. Stecko.

17.                 Letter Agreement Regarding Terms of Employment, dated as of May 19, 1999, between PCA and Paul T. Stecko.

18.                 Packaging Corporation of America Thrift Plan for Hourly Employees and First Amendment of Packaging Corporation of America Thrift Plan for Hourly Employees, effective February 1, 2000.

19.                 Packaging Corporation of America Retirement Savings Plan, effective February 1, 2000.

20.                 Amended and Restated 1999 Long-Term Equity Incentive Plan, effective as of May 4, 2005.

21.                 Form of Stock Option Agreement for employees under the Amended and Restated 1999 Long-term Equity Incentive Plan.

22.                 Form of Stock Option Agreement for non-employee directors under the Amended and Restated 1999 Long-term Equity Incentive Plan.

23.                 Form of Restricted Stock Award Agreement for employees and non-employee directors under the Amended and Restated 1999 Long-term Equity Incentive Plan.

24.                 Amended and Restated 1999 Executive Incentive Compensation Plan, effective as of July 26, 2006.

25.                 Packaging Corporation of America Supplemental Executive Retirement Plan, as Amended and Restated Effective as of January 1, 2005.

26.                 Packaging Corporation of America Deferred Compensation Plan, effective as of January 1, 2005.

27.                 Packaging Corporation of America Amended and Restated Executive Incentive Compensation Plan, effective as of February 28, 2007.

EXHIBIT B

Company General Counsel Opinion

March 25, 2008

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

As Representatives of the

    Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

I am issuing this letter in my capacity as Vice President, General Counsel and Secretary of Packaging Corporation of America, a Delaware corporation (the “Company”), in response to the requirement in Section 7(c) of the Underwriting Agreement, dated as of March 19, 2008 (the “Underwriting Agreement”), by and between the Company and the underwriters named in Schedule 1 thereto (the “Underwriters”).  Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, I have among other things read:

(a)                                  the registration statement on Form S-3 (Registration No. 333-149510) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 4, 2008 (the “Registration Statement”);

(b)                                 the Company’s base prospectus dated March 19, 2008 (the “Base Prospectus”), as supplemented by the Company’s preliminary prospectus supplement dated March 19, 2008 covering the offering by the Company of $150,000,000 of 6.50% Senior Notes due 2018 (the “Notes”) through the Underwriters and the Final Term Sheet attached to the Underwriting Agreement as Schedule II (the “General Disclosure Package”);

(c)                                  the Base Prospectus, as supplemented by the Company’s prospectus supplement dated March 19, 2008 covering the offering by the Company of the Notes through the Underwriters (the “Prospectus”);

(d)                                 an executed copy of the Underwriting Agreement;

(e)                                  executed copies of the indenture governing the Notes, dated as of July 21, 2003 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”);

(f)                                    a specimen certificate for the Notes;

(g)                                 a copy of resolutions adopted by the Company’s Board of Directors on February 4, 2008;

(h)                                 copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Notes under the Underwriting Agreement; and

(i)                                     such other records, certificates and documents as I have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

1.                                       The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than the State of Delaware in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.                                       Packaging Receivables Company, LLC and Packaging Credit Company, LLC, which are the sole significant subsidiaries (as defined in Rule 405 under the Act) of the Company, have been duly organized and are validly existing as limited liability companies in good standing under the laws of the State of Delaware.

3.                                       All of the issued equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4.                                       To my knowledge and other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

5.                                       The Company is not (A) in violation of its certificate of incorporation or by-laws or (B) to my knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract identified on Schedule I hereto, except, in the case of this clause (B), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

6.                                       I do not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

*********

Except for the activities described in the immediately preceding section of this letter, I have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

I have assumed for purposes of this letter: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

In preparing this letter, I have relied without independent verification upon:  (i) information contained in certificates obtained from governmental authorities; (ii) factual information provided to me by the Company or its representatives; and (iii) factual information I have obtained from such other sources as I have deemed reasonable.  For purposes of numbered paragraphs 1 and 2, I have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

I confirm that I do not have knowledge that has caused me to conclude that my reliance cited in the two immediately preceding paragraphs is unwarranted.  Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

I am admitted to practice in the State of Illinois and my advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois or the federal law of the United States and represents my opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.

This letter speaks as of the time of its delivery on the date it bears.  I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered.  Without my written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Kent Pflederer
Vice President, General Counsel & Secretary

Schedule I

LIST OF OTHER SPECIFIED CONTRACTS

1.                       Contribution Agreement, dated as of January 25, 1999, among Pactiv Corporation (formerly known as Tenneco Packaging Inc.) (“Pactiv”), PCA Holdings LLC (“PCA Holdings”) and Packaging Corporation of America (“PCA”).

2.                       Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among Pactiv, PCA Holdings and PCA.

3.                       Five Year Credit Agreement, dated as of July 21, 2003, by and among PCA, the banks, financial institutions and other institutional lenders and the initial issuing banks party thereto, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Citicorp North America, Inc. and JPMorgan Chase Bank.

4.                       Credit and Security Agreement, dated as of November 29, 2000, among Packaging Receivables Company, LLC (“PRC”), Packaging Credit Company, LLC (“PCC”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), and Wachovia Bank, N.A. (“Wachovia”).

5.                       Receivables Sale Agreement, dated as of November 29, 2000, between PCC and PCA.

6.                       Purchase and Sale Agreement, dated as of November 29, 2000, between PCC and PRC.

7.                       Amendment No. 1 to Credit and Security Agreement, dated as of April 12, 2001, among PRC, PCC, Blue Ridge and Wachovia.

8.                       Second Amendment to Credit and Security Agreement, dated as of January 31, 2003, among PRC, PCC, Blue Ridge and Wachovia.

9.                       Third Amendment to Credit and Security Agreement, dated as of September 30, 2003, among PRC, PCC, Blue Ridge and Wachovia.

10.                 Registration Rights Agreement, dated as of April 12, 1999, by and among Pactiv, PCA Holdings and PCA.

11.                 Holding Company Support Agreement, dated as of April 12, 1999, by and between PCA Holdings and PCA.

12.                 Fourth Amendment to Credit and Security Agreement, dated as of October 10, 2003, among PRC, PCC, Blue Ridge and Wachovia.

13.                 Fifth Amendment to Credit and Security Agreement, dated as of October 8, 2004, among PRC, PCC, Blue Ridge and Wachovia.

14.                 Amendment to Credit and Security Agreement, dated as of October 6, 2006, among PRC, PCC, Variable Funding Capital Company LLC and Wachovia.

15.                 Amendment to Credit and Security Agreement, dated as of October 5, 2007, among PRC, PCC, Variable Funding Capital Company LLC and Wachovia.

16.                 Letter Agreement Regarding Terms of Employment, dated as of January 25, 1999, between PCA and Paul T. Stecko.

17.                 Letter Agreement Regarding Terms of Employment, dated as of May 19, 1999, between PCA and Paul T. Stecko.

18.                 Packaging Corporation of America Thrift Plan for Hourly Employees and First Amendment of Packaging Corporation of America Thrift Plan for Hourly Employees, effective February 1, 2000.

19.                 Packaging Corporation of America Retirement Savings Plan, effective February 1, 2000.

20.                 Amended and Restated 1999 Long-Term Equity Incentive Plan, effective as of May 4, 2005.

21.                 Form of Stock Option Agreement for employees under the Amended and Restated 1999 Long-term Equity Incentive Plan.

22.                 Form of Stock Option Agreement for non-employee directors under the Amended and Restated 1999 Long-term Equity Incentive Plan.

23.                 Form of Restricted Stock Award Agreement for employees and non-employee directors under the Amended and Restated 1999 Long-term Equity Incentive Plan.

24.                 Amended and Restated 1999 Executive Incentive Compensation Plan, effective as of July 26, 2006.

25.                 Packaging Corporation of America Supplemental Executive Retirement Plan, as Amended and Restated Effective as of January 1, 2005.

26.                 Packaging Corporation of America Deferred Compensation Plan, effective as of January 1, 2005.

27.                 Packaging Corporation of America Amended and Restated Executive Incentive Compensation Plan, effective as of February 28, 2007.